Exhibit 10.4

AMENDED & RESTATED PARENT GUARANTY

February 26, 2019

For value received, PURPLE INNOVATION, INC. (“Guarantor”), a corporation duly organized under the laws of the State of Delaware, hereby unconditionally guarantees the prompt and complete payment in cash when due, whether by acceleration or otherwise, of all obligations and liabilities (the “Guaranteed Obligations”), whether now in existence or hereafter arising, of PURPLE INNOVATION, LLC, a limited liability company organized under the laws of the State of Delaware (“Borrower”) to Lenders (as defined below) under and arising out of or under that certain Amended & Restated Credit Agreement, among Borrower, COLISEUM CAPITAL PARTNERS, L.P. (“CCP”), BLACKWELL PARTNERS LLC – SERIES A (“Blackwell”) and COLISEUM CO-INVEST DEBT FUND, L.P. (and together with CCP and Blackwell, and their respective successors and assigns, “Lenders”) and Delaware Trust Company, as collateral agent on behalf of the Lenders (in such capacity, the “Collateral Agent”) dated as of the date hereof according to the terms thereof (as in effect on the date hereof, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used in this Guaranty but not defined in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement. This Guaranty is one of payment and not of collection.

Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by any Lender against, and any other notice to, Borrower, Guarantor or others.

Lenders may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (1) agree with Borrower to make any change in the terms of any obligation or liability of Borrower to Lenders, (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of Borrower to Lenders, (3) exercise or refrain from exercising any rights against Borrower or others, or (4) compromise or subordinate any obligation or liability of Borrower to Lenders including any security therefor. Any other suretyship defenses (other than irrevocable payment in full) are hereby waived by Guarantor.

This Guaranty shall continue in full force and effect until the Guaranteed Obligations are satisfied, defeased, discharged or otherwise terminated, and automatically, upon such satisfaction, defeasement, discharge or termination, without any action by any person, the obligations and liabilities of Guarantor under this Guaranty shall automatically terminate. It is understood and agreed, however, that notwithstanding any such termination this Guaranty shall continue in full force and effect with respect to the obligations and liabilities set forth above which shall have been incurred prior to such termination.

Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Lenders, and any purported assignment or delegation absent such consent is void, except for an assignment and delegation of all of Guarantor’s rights and obligations hereunder in whatever form Guarantor determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of Guarantor’s assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

Guarantor hereby represents as follows:

(a) Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Guaranty.

(b) The execution and delivery of this Guaranty have been and remain duly authorized by all necessary action and do not contravene any provision of Guarantor’s certificate of incorporation or by-laws, as amended to date, or any law, regulation, decree, order, judgment, resolution or any contractual restriction binding on Guarantor or its assets that could affect, in a materially adverse manner, the ability of Guarantor to perform any of its obligations hereunder.

(c) All consents, licenses, clearances, authorizations, and approvals of, and registration and declarations with, any governmental or regulatory authority necessary for the due execution and delivery of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental or regulatory authority is required in connection with the execution or delivery of this Guaranty.

(d) This Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with all of its terms and conditions (subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally). The enforceability of Guarantor’s obligations is also subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AGREES TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING UNDER OR RELATING TO THIS GUARANTY.

This Guaranty amends, restates and supersedes in its entirety that certain Parent Guaranty, dated as of February 2, 2018 by Guarantor (the “Original Guaranty”), and such Original Guaranty shall be of no further force or effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first written above.

PURPLE INNOVATION, INC.

By:	/s/ Joseph B. Megibow
Name:	Joseph B. Megibow
Title:	Chief Executive Officer

[Signature Page to A&R Parent Guaranty]

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